EXHIBIT 99.1

            DIRECTOR AND OFFICER RESIGNATION LETTER

To Whom It May Concern:

I, Gary C. Lewis, the undersigned, hereby resign as a president, chief executive officer, chief financial officer and chairman of the board, including all other positions with the Company, Lighten Up Enterprises International, Inc.

I have thoroughly enjoyed representing the Company and in working to help market and promote the Company's cookbook property and other aspects of its business plan. Unfortunately, I have other personal commitments and obligations which I must fulfill at this time and therefore, I regrettably resign as an officer and director of the Company.

   Dated:  December 9, 2004

                              /s/Gary C. Lewis
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                              Gary C. Lewis